UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2019

Bantek, Inc.

f/k/a Drone USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55789	30-0967943
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

330 Changebridge Road

Pine Brook, NJ 07058

(address of principal executive offices) (zip code)

(203) 220-2296

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On January 5, 2019, Mr. Jeffrey L. Garon was appointed as our Chief Financial Officer, and a member of our Board of Directors.

Name	Age	Position(s)
Jeffrey L. Garon	58	Chief Financial Officer, Director

Jeffrey L. Garon- Chief Financial Officer

For the past 30 years, Jeff led the development, implementation and execution of companies’ annual operating plans, financing and business development strategies, transparency, and controls. His experience includes startups, turnarounds, restarts, acquisitions, technology sales, IPOs and reverse mergers. Jeff successfully performed the roles of founder, CFO, COO and CEO and board member. As an investment bank, Jeff possesses both sell and buy side experience. Jeff held senior positions in the following companies: Mota Group, CVA Partners, Etelos, Kaufman Bros., Tripath Technology, Silicon Storage Technology, Monster Cable Products, Oracle, Ashton-Tate, and Teledyne Microelectronics. Jeff graduated from CSU Northridge and holds an MBA from Loyola Marymount University.

Michael Bannon, Rodrio Rangel, and Matthew Wiles shall continue to serve as members of our Board of Directors along with Mr. Garon.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Written Board Consent Appointing New Officer and Director dated January 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2019	Bantek, Inc. f/k/a Drone USA, Inc.

	By:	/s/ Michael Bannon
Name: Michael Bannon
Title: President and CEO

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